RESTATED CERTIFICATE OF INCORPORATION
                            OREGON STEEL MILLS, INC.
             (originally incorporated June 21, 1972, under the name
                     GILMORE STEEL CORPORATION OF DELAWARE)


        FIRST:  The name of this Corporation is OREGON STEEL MILLS, INC.

        SECOND: This Corporation's registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

        THIRD: The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:

        (1) The total number of shares of all classes of stock which the Corporation has the authority to issue is 31,000,000, consisting of two classes of shares of stock, to be designated Common Stock and Preferred Stock. The total number of shares of Common Stock authorized to be issued is 30,000,000 shares, $0.01 par value per share, and the total number of shares of Preferred Stock authorized to be issued is 1,000,000 shares, $0.01 par value per share.

        (2) The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Corporation is authorized to provide for the issuance of the shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish the number of shares to be included in such a series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including but not limited to the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

1 - RESTATED CERTIFICATE OF INCORPORATION

        FIFTH:

        (1) The number of directors constituting the entire Board of Directors shall be not less than three (3) nor more than nine (9) as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director.

        (2) Commencing with the Annual Meeting of Stockholders held in 1988, the Board of Directors of this Corporation shall be divided into three Classes:
Class A, Class B and Class C. Each Class shall consist, as nearly as reasonably possible, of one-third (1/3) of the total authorized number of directors constituting the Board of Directors. Class A directors elected at the 1988 Annual Meeting of Stockholders shall serve initially until the next annual meeting following their election (1989); Class B directors elected at the 1988 Annual Meeting of Stockholders shall serve initially until the second annual meeting following their election (1990); and Class C directors elected at the 1988 Annual Meeting of Stockholders shall serve initially until the third annual meeting following their election (1991). Any vacancies in the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Subject to the foregoing, at each Annual Meeting of Stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

        (3) Notwithstanding any other provisions of this Restated Certificate of Incorporation or the Bylaws of the Corporation, any director or the entire Board of Directors may be removed at any time, but only for cause, as defined in accordance with the General Corporation Law of the State of Delaware.

        SIXTH: The Bylaws of this Corporation may be amended or repealed, or new bylaws may be adopted, by this Corporation's Board of Directors.

        SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Elections for directors need not be by ballot unless the Bylaws so require.

        EIGHTH: A director of the Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except

2 - RESTATED CERTIFICATE OF INCORPORATION for liability (1) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended, changed or modified in any way to further eliminate or limit the liability of directors to the Corporation or its stockholders or third parties, then the directors of the Corporation, in addition to the circumstances in which directors are not personally liable as set forth in the preceding sentence, shall also not be personally liable to the Corporation or its stockholders or third parties for monetary damages to such further extent permitted by such amendment, change or modification.

        NINTH: The Corporation shall have the authority to enter into appropriate agreements with the directors and officers (and with such other employees and agents as the Board of Directors deems appropriate in its sole and exclusive discretion) to both indemnity them and advance to them the funds for litigation expenses to the fullest extent permitted by the laws of the State of Delaware as the same presently exist or may hereafter be amended, changed or modified.

        TENTH: The Corporation reserves the right to amend and repeal any provision contained in this Restated Certificate of Incorporation, and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

        ELEVENTH:  The Corporation is to have perpetual existence.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and also further amends the Corporation's Certificate of Incorporation as heretofore amended, having been adopted and approved by the stockholders and directors of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law has been executed by the undersigned officers of the Corporation as of the 27th day of September, 1990.



                                       /s/ Thomas B. Boklund
                                       -----------------------------------------
                                       President

ATTESTED BY:


/s/ Milo Long
---------------------------
Secretary

3 - RESTATED CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                           OF OREGON STEEL MILLS, INC.

        The undersigned, Thomas B. Boklund and L. Ray Adams, hereby certify that they are, and at all times herein mentioned have been respectively, the duly elected and acting Chief Executive Officer and Secretary of Oregon Steel Mills, Inc., a Delaware corporation, and further certify that:

        1. Paragraph (1) of Article FIFTH of the Restated Certificate of Incorporation of Oregon Steel Mills, Inc. is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

        (1) FIFTH: The number of directors constituting the entire Board OF Directors shall be not less than three (3) nor more than twelve (12) as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director.

        2. The foregoing amendment has been duly approved by the Board of Directors.

        3. Pursuant to a resolution of the Board of Directors, the Annual Meeting of the stockholders was duly called and held on April 21, 1992 in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment set forth at 1 above.

        4. The amendment set forth in 1 above was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware on April 21, 1992.

                                   /s/ Thomas B. Boklund
                                   ------------------------------------------
                                   Thomas B. Boklund, Chief Executive Officer

                                   /s/ L. Ray Adams
                                   ------------------------------------------
                                   L. Ray Adams, Secretary

1 - CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

        The undersigned certifies under penalty of perjury that he has read the foregoing Certificate of Amendment to the Restated Certificate of Incorporation and knows the content thereof, and that the statements therein are true.

        Executed at Portland, Oregon, this 1 day of June, 1992.

                                   /s/ L. Ray Adams
                                   ------------------------------------------
                                   L. Ray Adams, Secretary

2 - CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                             NAPA PIPE CORPORATION
                             a Delaware corporation
                                      INTO
                            OREGON STEEL MILLS, INC.
                             a Delaware corporation

  (Under Section 253 of the General Corporation Law of the State of Delaware)


OREGON STEEL MILLS, INC. certifies that:

     1. The name and state of incorporation of each of the constituent corporations are:

          a. NAPA PIPE CORPORATION, a Delaware corporation (the "Subsidiary Corporation"); and

          b. OREGON STEEL MILLS, INC., a Delaware corporation (the "Parent Corporation").

     2. The Parent Corporation owns all of the outstanding stock of the Subsidiary Corporation and shall be the surviving corporation in the merger.

     3. A resolution authorizing the merger of the Subsidiary Corporation with and into the Parent Corporation was approved and adopted on February 1, 1996 by the Board of Directors of the Parent Corporation in accordance with Section 253(a) of the General Corporation Law of the State of Delaware. A certified copy of the resolution authorizing the merger is attached hereto.

     4. The outstanding shares of the Subsidiary Corporation shall not be converted into shares of the Parent Corporation, but shall be cancelled, and the authorized capital stock of the Parent Corporation shall not be changed, but shall be and remain the same as before the merger.

     5. The state of incorporation of the Parent Corporation shall be and remain the State of Delaware.

     6. The officers and directors of the Parent Corporation shall be the same officers and directors in office immediately prior to the effective date of the merger.

     7. All provisions of the existing Certificate of Incorporation of the Parent Corporation, on file with the Delaware Secretary of State, shall constitute the Certificate of Incorporation of the Parent Corporation.

     8. All provisions of the existing Bylaws of the Parent Corporation shall constitute the Bylaws of the Parent Corporation.

1 - CERTIFICATE OF OWNERSHIP AND MERGER

     9. The Subsidiary Corporation and the Parent Corporation shall take, or cause to be taken, all action, or do or cause to be done, all things necessary, proper or advisable under the General Corporation Law of the State of Delaware, to consummate and make effective the merger.

     10. The merger shall be effective the date and time of filing of this Certificate of Ownership and Merger.

          IN WITNESS WHEREOF, OREGON STEEL MILLS, INC. has caused this Certificate of Ownership and Merger to be signed and acknowledged by the undersigned officer of the Corporation on this 1st day of February, 1996. The undersigned certifies under penalty of perjury that he has read the foregoing Certificate of Ownership and Merger and knows the content thereof, and that all statements therein are true.

                                        OREGON STEEL MILLS, INC.



                                        /s/ Thomas B. Boklund
                                        ----------------------------------------
                                        By:     Thomas B. Boklund
                                        Title:  Chief Executive Officer

2 - CERTIFICATE OF OWNERSHIP AND MERGER

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                   OREGON STEEL MILLS-FONTANA DIVISION, INC.
                             a Delaware corporation
                                      INTO
                            OREGON STEEL MILLS, INC.
                             a Delaware corporation

  (Under Section 253 of the General Corporation Law of the State of Delaware)


OREGON STEEL MILLS, INC. certifies that:

     1. The name and state of incorporation of each of the constituent corporations are:

          a. OREGON STEEL MILLS-FONTANA DIVISION, INC., a Delaware corporation (the "Subsidiary Corporation"); and

          b. OREGON STEEL MILLS, INC., a Delaware corporation (the "Parent Corporation").

     2. The Parent Corporation owns all of the outstanding stock of the Subsidiary Corporation and shall be the surviving corporation in the merger.

     3. A resolution authorizing the merger of the Subsidiary Corporation with and into the Parent Corporation was approved and adopted on February 1, 1996 by the Board of Directors of the Parent Corporation in accordance with Section 253(a) of the General Corporation Law of the State of Delaware. A certified copy of the resolution authorizing the merger is attached hereto.

     4. The outstanding shares of the Subsidiary Corporation shall not be converted into shares of the Parent Corporation, but shall be cancelled, and the authorized capital stock of the Parent Corporation shall not be changed, but shall be and remain the same as before the merger.

     5. The state of incorporation of the Parent Corporation shall be and remain the State of Delaware.

     6. The officers and directors of the Parent Corporation shall be the same officers and directors in office immediately prior to the effective date of the merger.

     7. All provisions of the existing Certificate of Incorporation of the Parent Corporation, on file with the Delaware Secretary of State, shall constitute the Certificate of Incorporation of the Parent Corporation.

1 - CERTIFICATE OF OWNERSHIP AND MERGER

     8. All provisions of the existing Bylaws of the Parent Corporation shall constitute the Bylaws of the Parent Corporation.

     9. The Subsidiary Corporation and the Parent Corporation shall take, or cause to be taken, all action, or do or cause to be done, all things necessary, proper or advisable under the General Corporation Law of the State of Delaware, to consummate and make effective the merger.

     10. The merger shall be effective the date and time of filing of this Certificate of Ownership and Merger.

        IN WITNESS WHEREOF, OREGON STEEL MILLS, INC. has caused this Certificate of Ownership and Merger to be signed and acknowledged by the undersigned officer of the Corporation on this 1st day of February, 1996. The undersigned certifies under penalty of perjury that he has read the foregoing Certificate of Ownership and Merger and knows the content thereof, and that all statements therein are true.

                                        OREGON STEEL MILLS, INC.



                                        /s/ Thomas B. Boklund
                                        ----------------------------------------
                                        By:  Thomas B. Boklund
                                        Title:  Chief Executive Officer

2 - CERTIFICATE OF OWNERSHIP AND MERGER

                         Certificate of Designations of
                        Participating Preferred Stock of
                            Oregon Steel Mills, Inc.

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law

      I, L. Ray Adams, Vice President of Oregon Steel Mills, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), in accordance with the provisions of Section 151 of such law, DO HEREBY CERTIFY: that pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the Corporation, the Board of Directors on December 23, 1999 adopted the following resolution which creates a series of Six Hundred Thousand (600,000) shares of preferred stock designated as Participating Preferred Stock, as follows:

     RESOLVED,   that  pursuant  to  Section  151(g)  of  the  Delaware  General
Corporation Law and the authority vested in the Board of Directors of the Corporation in accordance with the provisions of FOURTH ARTICLE of the Restated Certificate of Incorporation of the Corporation, a series of Preferred Stock of the Corporation be, and is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and are, as follows[ko1]:

Section 1. Designation and Amount.

     The shares of such series shall be designated as  "Participating  Preferred
Stock"  (the   "Participating   Preferred  Stock")  and  the  number  of  shares
constituting  such series shall be Six Hundred  Thousand  (600,000).

Section 2. Dividends  and  Distributions.

     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Corporation (the "Common Stock") and (ii) a preferential cash dividend
(the "Preferential Dividends"), if any, in preference to the holders of Common Stock, on the last day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Participating Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Participating Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $.01 per share of Participating Preferred Stock less the per share amount of all cash dividends declared on the Participating Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Participating Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of

Participating Preferred Stock, make any distribution on the shares of Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Participating Preferred Stock of the Corporation a distribution, in like kind, of 1,000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Participating Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 1,000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time after January 12, 2000
(i) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Participating Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Participating Preferred Stock; provided that, in the event that no dividend or distribution is declared on the Common Stock during any period between any Quarterly Dividend Payment Date and the next Quarterly Dividend Payment Date, the Preferential Dividends shall nevertheless be payable on such next Quarterly Dividend Payment Date.

     (C) Preferential Dividends shall begin to accrue on outstanding shares of Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for determination of holders of shares of Participating Preferred Stock entitled to receive a Preferential Dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest Preferential Dividends paid on the shares of Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of the Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting  Rights.

     The  holders  of shares of  Participating  Preferred  Stock  shall have the
following   voting  rights:

     (A) Subject to the provisions for adjustment hereinafter set forth, each share of Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Participating Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time after January 12, 2000, (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or
(iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Participating Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Corporation's Restated Certificate of Incorporation or Bylaws, or by law, the holders of shares of Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) In the event that the Preferential Dividends accrued on the Participating Preferred Stock for four or more consecutive quarterly periods shall not have been declared and paid or set apart for payment, the holders of record of the Participating Preferred Stock, voting together with the holders of record of any other series of preferred stock of the Corporation which shall then have the right, expressly granted by the Restated Certificate of Incorporation of the Corporation or in any resolution or resolutions of the Board of Directors of the Corporation providing for the issue of such shares of preferred stock, to elect directors upon such a default in the payment of dividends by the Corporation shall have the right, at the next meeting of stockholders called for the election of directors, voting together as a class, to elect two members to the Board of Directors, which directors shall be elected to fill any then existing vacancies on the Board of Directors, or if no such vacancies exist or if the number of vacancies is insufficient to allow such stockholders to elect two directors, then the directors elected by such stockholders shall be in addition to the number provided for pursuant to the Corporation's Bylaws prior to such event, to serve until the next annual meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Participating Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Participating Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Participating Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law. Subject to the foregoing, any directors elected pursuant to this paragraph 3(C) shall be elected annually and shall not constitute members of any Class of directors as contemplated by Fifth Article of the Corporation's Restated Certificate of Incorporation.

     (D) Except as otherwise required by the Corporation's Restated Certificate of Incorporation or Bylaws or set forth herein, holders of Participating Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

Section 4. Certain Restrictions.

     (A) Whenever Preferential Dividends or Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Participating Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Participating Preferred Stock may have in such circumstances, the Corporation shall not

  (i)  declare  or pay
dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Preferred Stock;

  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) as to dividends with the Participating Preferred Stock, unless dividends are paid ratably on the Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

  (iii) except as permitted by  subparagraph (iv) of this Section 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Participating Preferred Stock; or

 (iv) purchase or otherwise  acquire for
consideration any shares of Participating Preferred Stock, or any shares of stock ranking on a parity with the Participating Preferred Stock

(either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

     (C) The Corporation shall not issue any shares of Participating Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of December 23, 1999 between the Corporation and ChaseMellon Shareholder Services, LLC, as Rights Agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to stockholders of record without charge upon written request addressed to the Secretary of the Corporation. Notwithstanding the foregoing sentence, nothing contained in the provisions of this Certificate of Designations shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Participating Preferred Stock.

Section 5.  Reacquired  Shares.

     Any shares of Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

 Section 6. Liquidation,  Dissolution or Winding Up.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Participating Preferred Stock unless the holders of shares of Participating Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $1.00 per one one-thousandth (1/1,000) of a share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity with the Participating Preferred Stock upon liquidation, dissolution or winding up, unless simultaneously therewith distributions are made ratably on the Participating Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Participating Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Participating Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to clause (i)(B) of the foregoing sentence, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." Following payment in full of the Participating Liquidation Amount, the liquidation preferences of all other series of preferred stock, if any, that rank on a parity with the Participating Preferred Stock, and any amounts payable upon liquidation, dissolution or winding up to holders of Common Stock, holders of shares of Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Liquidation Multiple to 1 for the Participating Preferred Stock and Common Stock, respectively. In the event the Corporation shall at any time after January 12, 2000 (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or (iii) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is continuing or surviving corporation), then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Participating Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Certain Reclassification and Other Events.

     (A) In the event that holders of shares of Common Stock of the Corporation receive after January 12, 2000 in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Participating Preferred Stock shall be adjusted so that after such event the holders of Participating Preferred Stock shall be entitled, in respect of each share of Participating Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

     (B) In the event that holders of shares of Common Stock of the Corporation receive after January 12, 2000 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Participating Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

     (C) In the event that holders of shares of Common Stock of the Corporation receive after January 12, 2000 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Participating Preferred Stock shall each be adjusted so that after such event each holder of a share of Participating Preferred Stock shall be entitled, in respect of each share of Participating Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

     (D) For purposes of this Certificate of Designations, the "Fair Market Value" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

Section 8.  Consolidation,  Merger,  etc.

     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Participating Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

Section 9. Effective Time of Adjustments.

     (A) Adjustments to the Participating Preferred Stock required by the provisions of this Certificate of Designations shall be effective as of the time at which the event requiring such adjustments occurs.

     (B) The Corporation shall give prompt written notice to the Rights Agent and each holder of a share of Participating Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions of this Certificate of Designations. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

Section 10. No Redemption.

     The shares of Participating Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Participating Preferred Stock in any other manner permitted by law, the provisions of this Certificate of Designations and the Restated Certificate of Incorporation of the Corporation.

Section 11. Ranking.

     Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Participating Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

Section 12.  Amendment.

     At any time when any shares of Participating Preferred Stock are outstanding, the provisions of this Certificate of Designations and the Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Participating Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Participating Preferred Stock, voting together as a single class.

Section 13. Fractional  Shares.

     Participating Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive distributions, participate in distributions and have the benefit of all other rights of holders of Participating Preferred Stock.

     IN WITNESS WHEREOF, Oregon Steel Mills, Inc. has caused this Certificate of Designations to be signed and attested this 28 day of December 1999.

                                   OREGON STEEL MILLS, INC.


                                   By: /s/ L. Ray Adams
                                       -----------------------------------------
                                   Name:   L. Ray Adams
                                   Title:  Vice President of Finance and
                                           Chief Financial Officer

ATTEST:

/s/ LaNelle F. Lee
-------------------------------
Name:   LaNelle F. Lee
Title:  Secretary